As filed with the Securities and Exchange Commission on November 13, 2009
Registration No. 333-161075
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4

to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CAMBIUM LEARNING GROUP, INC.
(formerly known as Cambium-Voyager Holdings, Inc.)
(Exact name of registrant as specified in its charter)

Delaware	2741	27-0587428
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Cambium Learning Group, Inc.
c/o Veronis Suhler Stevenson
350 Park Avenue
New York, New York 10022
(212) 935-4990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott J. Troeller
President
Cambium Learning Group, Inc.
c/o Veronis Suhler Stevenson
350 Park Avenue
New York, New York 10022
(212) 935-4990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven E. Siesser Peter H. Ehrenberg Lowenstein Sandler PC 1251 Avenue of the Americas New York, New York 10020	Phillip Gordon John R. Thomas Perkins Coie LLP 131 South Dearborn Street, Suite 1700 Chicago, Illinois 60603-5559

Approximate date of commencement of proposed sale to the public:  As promptly as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third party Tender Offer)  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-161075) is being filed solely for the purpose of filing a revised legal opinion with respect to certain tax matters as Exhibit 8.1 hereto.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Officers and Directors

Pursuant to the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify any person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than a derivative action by or in the right of such corporation) who is or was a director, officer, employee or agent of such corporation, or serving at the request of such corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of such corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL also permits indemnification by a corporation under similar circumstances for expenses (including attorneys’ fees) actually and reasonably incurred by such persons in connection with the defense or settlement of a derivative action or suit, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to such corporation unless the Delaware Court of Chancery (or the court in which such action or suit was brought) shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses that such court may deem proper.

To the extent a director, officer, employee or agent is successful in the defense of such an action, suit or proceeding, the corporation is required by the DGCL to indemnify such person for actual and reasonable expenses incurred thereby. Expenses (including attorneys’ fees) incurred by such persons in defending any action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it is ultimately determined that such person is not entitled to be so indemnified.

The DGCL provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its bylaws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise. The DGCL also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

The registrant’s certificate of incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL, for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DCGL, or (4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

While the registrant’s certificate of incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the registrant’s certificate of incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care.

The registrant’s certificate of incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said law permitted the registrant to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the registrant pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the registrant’s certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the registrant thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

The registrant’s certificate of incorporation also specifically authorizes the registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the registrant. The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities.

Item 21.  Exhibits and Financial Statement Schedules

(a) Exhibits

In reviewing the agreements included as exhibits to this registration statement on Form S-4, please remember they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about Voyager, Cambium, Holdings or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the applicable agreement and:

(i) should not in any instances be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate;

(ii) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

(iii) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and

(iv) were made only as of the date of the applicable agreement or other date or dates that may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time.

The following exhibits are filed herewith:

Exhibit
Number	Description

2.1	Agreement and Plan of Mergers by and among Voyager-Cambium Holdings, Inc. (f/k/a Cambium Holdings, Inc.), Voyager Learning Company, VSS-Cambium Holdings II Corp., Vowel Acquisition Corp., Consonant Acquisition Corp. and Vowel Representative, LLC, solely in its capacity as stockholders’ representative, dated as of June 20, 2009 is attached as Annex A to the proxy statement/prospectus included in this registration statement.
3.1	Amended and Restated Certificate of Incorporation of Cambium-Voyager Holdings, Inc. is attached as Annex C to the proxy statement/prospectus included in this registration statement.

Exhibit
Number	Description

3.2	Amended and Restated Bylaws of Cambium-Voyager Holdings, Inc. are attached as Annex D to the proxy statement/prospectus included in this registration statement.
4.1	Specimen share certificate of Cambium-Voyager Holdings, Inc.††
4.2	Form of Cambium-Voyager Holdings, Inc. Warrant.†
5.1	Opinion of Lowenstein Sandler PC with respect to the validity of the common stock offered hereby.†††
8.1	Opinion of Lowenstein Sandler PC with respect to certain tax matters.*
8.2	Opinion of McDermott Will & Emery LLP with respect to certain tax matters.††††
10.1	Limited Guarantee given by certain funds managed by VSS Fund Management LLC is attached as Annex G to the proxy statement/prospectus included in this registration statement.
10.2	Voting and Support Agreement given to Voyager Learning Company by VSS-Cambium Holdings III, LLC is attached as Annex H to the proxy statement/prospectus included in this registration statement.
10.3	Form of Voting and Support Agreement given to Cambium-Voyager Holdings, Inc. is attached as Annex I to the proxy statement/prospectus included in this registration statement.
10.4	Form of Contingent Rights Agreement by and among Cambium-Voyager Holdings, Inc., Vowel Representative, LLC and Wells Fargo Bank, National Association is attached as Annex J to the proxy statement/prospectus included in this registration statement.
10.5	Form of Escrow Agreement by and among Cambium-Voyager Holdings, Inc., Vowel Representative, LLC, Voyager Learning Company, Richard Surratt and Wells Fargo Bank, National Association is attached as Annex K to the proxy statement/prospectus included in this registration statement.
10.6	Form of Stockholders Agreement by and among Cambium-Voyager Holdings, Inc., VSS-Cambium Holdings III, LLC and Vowel Representative, LLC is attached as Annex L to the proxy statement/prospectus included in this registration statement.
10.7	Cambium-Voyager Holdings, Inc. 2009 Equity Incentive Plan.†
10.8	Senior Secured Credit Agreement dated as of April 12, 2007 among VSS-Cambium Merger Corp. as the Borrower (the predecessor to Cambium Learning, Inc.); VSS-Cambium Holdings, LLC and other Guarantors; the Lenders; Credit Suisse Securities (USA) LLC and Barclays Capital, the investment banking division of Barclays Bank PLC, as Co-Lead Arrangers and Joint Bookmanagers; Barclays Bank PLC, as Administrative Agent and Collateral Agent; Credit Suisse Securities (USA) LLC, as Co-Syndication Agent; BNP Paribas, as Co-Syndication Agent; and TD Securities (USA) LLC, as Documentation Agent.†††
10.9	Limited Waiver and Amendment, dated as of May 20, 2008, by and among, Cambium Learning, Inc., as the Borrower (the successor to VSS-Cambium Merger Corp.), Barclays Bank PLC, as Administrative Agent and the required lenders, to the Senior Secured Credit Agreement, dated as of April 12, 2007.††
10.10	Letter Agreement, dated July 15, 2008, by and among Cambium Learning, Inc., as the Borrower, Barclays Bank PLC, as Administrative Agent and the required lenders.†
10.11	Permanent Waiver and Amendment No. 2, dated as of August 22, 2008, by and among, Cambium Learning, Inc., as the Borrower (the successor to VSS-Cambium Merger Corp.), Barclays Bank PLC, as Administrative Agent and the required lenders to the Senior Secured Credit Agreement, dated as of April 12, 2007, as amended.†††
10.12	Note Purchase Agreement dated as of April 12, 2007 among VSS-Cambium Merger Corp., as Company (the predecessor to Cambium Learning, Inc.); VSS-Cambium Holdings, LLC, as Guarantor; TCW/Crescent Mezzanine Partners IV, L.P., TCW/Crescent Mezzanine Partners IVB, L.P., MAC Capital, Ltd., New York Life Investment Management Mezzanine Partners II, LP, NYLIM Mezzanine Partners II Parallel Fund, LP, Goldentree Capital Solutions Fund Financing, Goldentree Capital Opportunities, LP, as Purchasers; and TCW/Crescent Mezzanine Partners IV, L.P., as Administrative Agent.†††
10.13	Temporary Waiver and Amendment, dated as of May 20, 2008, by and among Cambium Learning, Inc., (the successor to VSS-Cambium Merger Corp.), TCW/Crescent Mezzanine Partners IV, L.P., as Administrative Agent and the required note holders, to the Note Purchase Agreement, dated as of April 12, 2007.††

Exhibit
Number	Description

10.14	Letter Agreement, dated July 15, 2008, by and among Cambium Learning, Inc., TCW/Crescent Mezzanine Partners IV, L.P., as Administrative Agent and the required note holders.†
10.15	Permanent Waiver and Amendment No. 2 dated as of August 22, 2008, by and among Cambium Learning, Inc., (the successor to VSS-Cambium Merger Corp.), TCW/Crescent Mezzanine Partners IV, L.P., as Administrative Agent and the required note holders, to the Note Purchase Agreement, dated as of April 12, 2007, as amended.††
10.16	Promissory Note, dated April 12, 2007, made by Cambium Learning, Inc. in favor of TCW/Crescent Mezzanine Partners IV, L.P. in the aggregate principal amount of $12,973,131.22.†
10.17	Promissory Note, dated April 12, 2007, made by Cambium Learning, Inc. in favor of TCW/Crescent Mezzanine Partners IVB, L.P. in the aggregate principal amount of $9,526,868.78.†
10.18	Promissory Note, dated April 12, 2007, made by Cambium Learning, Inc. in favor of MAC Capital LTD in the aggregate principal amount of $2,500,000.†
10.19	Promissory Note, dated April 12, 2007, made by Cambium Learning, Inc. in favor of NYLIM Mezzanine Partners II Parallel Fund, L.P. in the aggregate principal amount of $3,063,436.24.†
10.20	Promissory Note, dated April 12, 2007, made by Cambium Learning, Inc. in favor of NY Life Investment Management Mezzanine Partners II, L.P. in the aggregate principal amount of $8,936,536.76.†
10.21	Promissory Note, dated April 12, 2007, made by Cambium Learning, Inc. in favor of Goldentree Capital Solutions Fund Financing in the aggregate principal amount of $10,000,000.†
10.22	Promissory Note, dated April 12, 2007, made by Cambium Learning, Inc. in favor of Goldentree Capital Opportunities in the aggregate principal amount of $3,000,000.†
10.23	Employment Agreement, dated April 12, 2007, by and between Cambium Learning, Inc. and David Cappellucci.†
10.24	Amendment, dated June 26, 2009, by and among David Cappellucci, Cambium Learning, Inc. and Cambium Voyager Holdings, Inc. to Employment Agreement, dated April 12, 2007.†
10.25	Restrictive Covenants Agreement, dated November 28, 2006 by and between ProQuest Company and Snap-on Incorporated.†
10.26	Employment agreement dated April 9, 2009, between Voyager Learning Company and Ron Klausner.†
10.27	Employment agreement dated June 19, 2009, between Voyager Expanded Learning and Brad Almond.†
10.28	Employment agreement dated May 8, 2009, between Voyager Learning Company and Richard Surratt.†
10.29	Retention Agreement, dated July 13, 2006, by and between Voyager Learning Company (f/k/a ProQuest Company) and Todd Buchardt.††
10.30	Employment agreement dated May 8, 2009, between Voyager Learning Company and Todd Buchardt.†
10.31	Employment agreement dated March 4, 2009, between Voyager Expanded Learning and John Campbell.†
10.32	Letter Agreement, dated June 20, 2009, by and among Voyager Learning Company, Cambium-Voyager Holdings, Inc. (f/k/a Cambium Holdings, Inc.), VSS-Cambium Holdings III and VSS Cambium Holdings II Corp.†
10.33	Letter Agreement, dated July 24, 2009, by and between Cambium-Voyager Holdings, Inc. and VSS Fund Management LLC.†
10.34	Voyager Supplemental Retirement Plan.††
10.35	Voyager Amended and Restated Replacement Benefit Plan.††
10.36	Amendment to Employment Agreement dated as of August 7, 2009, by and among Cambium-Voyager Holdings, Inc., Voyager Learning Company and Ronald Klausner.††
10.37	Amendment No. 3, dated as of October 29, 2009, by and among Cambium Learning, Inc., as the Borrower (the successor to VSS-Cambium Merger Corp.), Barclays Bank PLC, as Administrative Agent, and the required lenders to the Senior Secured Credit Agreement, dated as of April 12, 2007, as amended.†††
10.38	Amendment No. 3, dated as of October 29, 2009, by and among Cambium Learning, Inc., (the successor to VSS-Cambium Merger Corp.), TCW/Crescent Mezzanine Partners IV, L.P., as Administrative Agent, and the required note holders, to the Note Purchase Agreement, dated as of April 12, 2007, as amended.†††

Exhibit
Number	Description

21.1	Subsidiaries of Cambium-Voyager Holdings, Inc.†
23.1	Consent of Grant Thornton LLP.††††
23.2	Consent of Ernst & Young LLP.††††
23.3	Consent of Whitley Penn LLP.††††
23.4	Consent of KPMG LLP.††††
23.5	Consent of Lowenstein Sandler PC (included in Exhibit 5.1).
23.6	Consent of Lowenstein Sandler PC (included in Exhibit 8.1).
23.7	Consent of McDermott Will & Emery LLP (included in Exhibit 8.2).
24.1	Power of Attorney (included on the signature page to the initial filing of this registration statement).
99.1	Form of Voyager Learning Company proxy card.†
99.2	Opinion of Allen & Company, LLC is attached as Annex E to the proxy statement/prospectus included in this registration statement.
99.3	Opinion of Houlihan, Smith & Company, LLC is attached as Annex F to the proxy statement/prospectus included in this registration statement.
99.4	Form of Election Form.††††
99.5	Consent of Allen & Company, LLC.††††
99.6	Consent of Houlihan Smith & Company Inc.†
99.7	Consent of Prospective Director (David F. Cappellucci).††
99.8	Consent of Prospective Director (Ronald Klausner).††
99.9	Consent of Prospective Director (Frederick J. Schwab).††
99.10	Consent of Prospective Director (Richard J. Surratt).††
99.11	Consent of Prospective Director (Neil Weiner).††

*	Filed herewith.

†	Filed with the initial filing of the registration statement on Form S-4 on August 6, 2009.

††	Filed with Amendment No. 1 to the registration statement on Form S-4 on October 9, 2009.

†††	Filed with Amendment No. 2 to the registration statement on Form S-4 on October 30, 2009.

††††	Filed with Amendment No. 3 to the registration statement on Form S-4 on November 10, 2009.

(b) Financial Statement Schedules

The following documents are filed as part of the proxy statement/prospectus filed as part of this registration statement:

Schedule II: VSS – Cambium Holdings, LLC Valuation and Qualifying Accounts

Schedule II: Voyager Learning Company Valuation and Qualifying Accounts

Item 22.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the

II-5.1

form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; this includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 13, 2009.

CAMBIUM-VOYAGER HOLDINGS, INC.

By:	/s/ Scott J. Troeller
Name: Scott J. Troeller
Title: President

Pursuant to the requirements of the Securities Act, this Amendment No. 4 to the registrant’s registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Scott J. Troeller Scott J. Troeller	Director and Principal Executive Officer	November 13, 2009

/s/ Jeffrey T. Stevenson* Jeffrey T. Stevenson	Director	November 13, 2009

/s/ David F. Cappellucci* David F. Cappellucci	Principal Financial and Accounting Officer	November 13, 2009

*By: /s/ Scott J. Troeller Scott J. Troeller Attorney-in-fact

VSS-Cambium Holdings, LLC
Schedule II: Valuation and Qualifying Accounts
(in thousands)

Accounts
Receivable
Reserve

Balance as of January 1, 2006 (Predecessor)	$513
Charged to costs and expenses	—
Charged to other accounts(1)	201
Recoveries	—
Write-offs	(212)
Other	—

Balance as of December 31, 2006 (Predecessor)	$502

Charged to costs and expenses	(4)
Charged to other accounts(1)	61
Recoveries	—
Write-offs	(2)
Other	—

Balance as of April 11, 2007	$557

Charged to costs and expenses	157
Charged to other accounts(1)	(10)
Recoveries	—
Write-offs	(9)
Other	—

Balance as of December 31, 2007 (Successor)	$695

Charged to costs and expenses	18
Charged to other accounts(1)	(5)
Recoveries	—
Write-offs	(2)
Other	—

Balance as of December 31, 2008 (Successor)	$706

(1)	Charges to other accounts includes sales returns.

Schedule II: Voyager Learning Company Valuation and Qualifying Accounts
(in thousands)

	Accounts
	Receivable	Inventory
	Reserve	Reserve

Balance as of January 1, 2006	$649	$967
Charged to costs and expenses	1,646	1,128
Charged to other accounts(1)	1,425	—
Recoveries	—	—
Write-offs	(1,947)	(492)
Other	—	—

Balance as of December 30, 2006	$1,773	$1,603

Charged to costs and expenses	67	2,149
Charged to other accounts(1)	2,326	—
Recoveries	—	—
Write-offs	(2,830)	(996)
Other	—	—

Balance as of December 29, 2007	$1,336	$2,756

Charged to costs and expenses	(61)	2,348
Charged to other accounts(1)	1,569	—
Recoveries	—	—
Write-offs	(2,156)	(741)
Other	—	—

Balance as of December 31, 2008	$688	$4,363

(1)	Charges to other accounts include sales returns.

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Mergers by and among Voyager-Cambium Holdings, Inc. (f/k/a Cambium Holdings, Inc.), Voyager Learning Company, VSS-Cambium Holdings II Corp., Vowel Acquisition Corp., Consonant Acquisition Corp. and Vowel Representative, LLC, solely in its capacity as stockholders’ representative, dated as of June 20, 2009 is attached as Annex A to the proxy statement/prospectus included in this registration statement.
3.1	Amended and Restated Certificate of Incorporation of Cambium-Voyager Holdings, Inc. is attached as Annex C to the proxy statement/prospectus included in this registration statement.
3.2	Amended and Restated Bylaws of Cambium-Voyager Holdings, Inc. are attached as Annex D to the proxy statement/prospectus included in this registration statement.
4.1	Specimen share certificate of Cambium-Voyager Holdings, Inc.††
4.2	Form of Cambium-Voyager Holdings, Inc. Warrant.†
5.1	Opinion of Lowenstein Sandler PC with respect to the validity of the common stock offered hereby.†††
8.1	Opinion of Lowenstein Sandler PC with respect to certain tax matters.*
8.2	Opinion of McDermott Will & Emery LLP with respect to certain tax matters.††††
10.1	Limited Guarantee given by certain funds managed by VSS Fund Management LLC is attached as Annex G to the proxy statement/prospectus included in this registration statement.
10.2	Voting and Support Agreement given to Voyager Learning Company by VSS-Cambium Holdings III, LLC is attached as Annex H to the proxy statement/prospectus included in this registration statement.
10.3	Form of Voting and Support Agreement given to Cambium-Voyager Holdings, Inc. is attached as Annex I to the proxy statement/prospectus included in this registration statement.
10.4	Form of Contingent Rights Agreement by and among Cambium-Voyager Holdings, Inc., Vowel Representative, LLC and Wells Fargo Bank, National Association is attached as Annex J to the proxy statement/prospectus included in this registration statement.
10.5	Form of Escrow Agreement by and among Cambium-Voyager Holdings, Inc., Vowel Representative, LLC, Voyager Learning Company, Richard Surratt and Wells Fargo Bank, National Association is attached as Annex K to the proxy statement/prospectus included in this registration statement.
10.6	Form of Stockholders Agreement by and among Cambium-Voyager Holdings, Inc., VSS-Cambium Holdings III, LLC and Vowel Representative, LLC is attached as Annex L to the proxy statement/prospectus included in this registration statement.
10.7	Cambium-Voyager Holdings, Inc. 2009 Equity Incentive Plan.†
10.8	Senior Secured Credit Agreement dated as of April 12, 2007 among VSS-Cambium Merger Corp. as the Borrower (the predecessor to Cambium Learning, Inc.); VSS-Cambium Holdings, LLC and other Guarantors; the Lenders; Credit Suisse Securities (USA) LLC and Barclays Capital, the investment banking division of Barclays Bank PLC, as Co-Lead Arrangers and Joint Bookmanagers; Barclays Bank PLC, as Administrative Agent and Collateral Agent; Credit Suisse Securities (USA) LLC, as Co-Syndication Agent; BNP Paribas, as Co-Syndication Agent; and TD Securities (USA) LLC, as Documentation Agent.†††
10.9	Limited Waiver and Amendment, dated as of May 20, 2008, by and among, Cambium Learning, Inc., as the Borrower (the successor to VSS-Cambium Merger Corp.), Barclays Bank PLC, as Administrative Agent and the required lenders, to the Senior Secured Credit Agreement, dated as of April 12, 2007.††
10.10	Letter Agreement, dated July 15, 2008, by and among Cambium Learning, Inc., as the Borrower, Barclays Bank PLC, as Administrative Agent and the required lenders.†
10.11	Permanent Waiver and Amendment No. 2, dated as of August 22, 2008, by and among, Cambium Learning, Inc., as the Borrower (the successor to VSS-Cambium Merger Corp.), Barclays Bank PLC, as Administrative Agent and the required lenders to the Senior Secured Credit Agreement, dated as of April 12, 2007, as amended.†††

Exhibit
Number	Description

10.12	Note Purchase Agreement dated as of April 12, 2007 among VSS-Cambium Merger Corp., as Company (the predecessor to Cambium Learning, Inc.); VSS-Cambium Holdings, LLC, as Guarantor; TCW/Crescent Mezzanine Partners IV, L.P., TCW/Crescent Mezzanine Partners IVB, L.P., MAC Capital, Ltd., New York Life Investment Management Mezzanine Partners II, LP, NYLIM Mezzanine Partners II Parallel Fund, LP, Goldentree Capital Solutions Fund Financing, Goldentree Capital Opportunities, LP, as Purchasers; and TCW/Crescent Mezzanine Partners IV, L.P., as Administrative Agent.†††
10.13	Temporary Waiver and Amendment, dated as of May 20, 2008, by and among Cambium Learning, Inc., (the successor to VSS-Cambium Merger Corp.), TCW/Crescent Mezzanine Partners IV, L.P., as Administrative Agent and the required note holders, to the Note Purchase Agreement, dated as of April 12, 2007.††
10.14	Letter Agreement, dated July 15, 2008, by and among Cambium Learning, Inc., TCW/Crescent Mezzanine Partners IV, L.P., as Administrative Agent and the required note holders.†
10.15	Permanent Waiver and Amendment No. 2 dated as of August 22, 2008, by and among Cambium Learning, Inc., (the successor to VSS-Cambium Merger Corp.), TCW/Crescent Mezzanine Partners IV, L.P., as Administrative Agent and the required note holders, to the Note Purchase Agreement, dated as of April 12, 2007, as amended.††
10.16	Promissory Note, dated April 12, 2007, made by Cambium Learning, Inc. in favor of TCW/Crescent Mezzanine Partners IV, L.P. in the aggregate principal amount of $12,973,131.22.†
10.17	Promissory Note, dated April 12, 2007, made by Cambium Learning, Inc. in favor of TCW/Crescent Mezzanine Partners IVB, L.P. in the aggregate principal amount of $9,526,868.78.†
10.18	Promissory Note, dated April 12, 2007, made by Cambium Learning, Inc. in favor of MAC Capital LTD in the aggregate principal amount of $2,500,000.†
10.19	Promissory Note, dated April 12, 2007, made by Cambium Learning, Inc. in favor of NYLIM Mezzanine Partners II Parallel Fund, L.P. in the aggregate principal amount of $3,063,436.24.†
10.20	Promissory Note, dated April 12, 2007, made by Cambium Learning, Inc. in favor of NY Life Investment Management Mezzanine Partners II, L.P. in the aggregate principal amount of $8,936,536.76.†
10.21	Promissory Note, dated April 12, 2007, made by Cambium Learning, Inc. in favor of Goldentree Capital Solutions Fund Financing in the aggregate principal amount of $10,000,000.†
10.22	Promissory Note, dated April 12, 2007, made by Cambium Learning, Inc. in favor of Goldentree Capital Opportunities in the aggregate principal amount of $3,000,000.†
10.23	Employment Agreement, dated April 12, 2007, by and between Cambium Learning, Inc. and David Cappellucci.†
10.24	Amendment, dated June 26, 2009, by and among David Cappellucci, Cambium Learning, Inc. and Cambium Voyager Holdings, Inc. to Employment Agreement, dated April 12, 2007.†
10.25	Restrictive Covenants Agreement, dated November 28, 2006 by and between ProQuest Company and Snap-on Incorporated.†
10.26	Employment agreement dated April 9, 2009, between Voyager Learning Company and Ron Klausner.†
10.27	Employment agreement dated June 19, 2009, between Voyager Expanded Learning and Brad Almond.†
10.28	Employment agreement dated May 8, 2009, between Voyager Learning Company and Richard Surratt.†
10.29	Retention Agreement, dated July 13, 2006, by and between Voyager Learning Company (f/k/a ProQuest Company) and Todd Buchardt.††
10.30	Employment agreement dated May 8, 2009, between Voyager Learning Company and Todd Buchardt.†
10.31	Employment agreement dated March 4, 2009, between Voyager Expanded Learning and John Campbell.†
10.32	Letter Agreement, dated June 20, 2009, by and among Voyager Learning Company, Cambium-Voyager Holdings, Inc. (f/k/a Cambium Holdings, Inc.), VSS-Cambium Holdings III and VSS Cambium Holdings II Corp.†
10.33	Letter Agreement, dated July 24, 2009, by and between Cambium-Voyager Holdings, Inc. and VSS Fund Management LLC.†
10.34	Voyager Supplemental Retirement Plan.††
10.35	Voyager Amended and Restated Replacement Benefit Plan.††

Exhibit
Number	Description

10.36	Amendment to Employment Agreement dated as of August 7, 2009, by and among Cambium-Voyager Holdings, Inc., Voyager Learning Company and Ronald Klausner.††
10.37	Amendment No. 3, dated as of October 29, 2009, by and among Cambium Learning, Inc., as the Borrower (the successor to VSS-Cambium Merger Corp.), Barclays Bank PLC, as Administrative Agent, and the required lenders to the Senior Secured Credit Agreement, dated as of April 12, 2007, as amended.†††
10.38	Amendment No. 3, dated as of October 29, 2009, by and among Cambium Learning, Inc., (the successor to VSS-Cambium Merger Corp.), TCW/Crescent Mezzanine Partners IV, L.P., as Administrative Agent, and the required note holders, to the Note Purchase Agreement, dated as of April 12, 2007, as amended.†††
21.1	Subsidiaries of Cambium-Voyager Holdings, Inc.†
23.1	Consent of Grant Thornton LLP.††††
23.2	Consent of Ernst & Young LLP.††††
23.3	Consent of Whitley Penn LLP.††††
23.4	Consent of KPMG LLP.††††
23.5	Consent of Lowenstein Sandler PC (included in Exhibit 5.1).
23.6	Consent of Lowenstein Sandler PC (included in Exhibit 8.1).
23.7	Consent of McDermott Will & Emery LLP (included in Exhibit 8.2).
24.1	Power of Attorney (included on the signature page to the initial filing of this registration statement).
99.1	Form of Voyager Learning Company proxy card.†
99.2	Opinion of Allen & Company, LLC is attached as Annex E to the proxy statement/prospectus included in this registration statement.
99.3	Opinion of Houlihan, Smith & Company, LLC is attached as Annex F to the proxy statement/prospectus included in this registration statement.
99.4	Form of Election Form.††††
99.5	Consent of Allen & Company, LLC.††††
99.6	Consent of Houlihan Smith & Company Inc.†
99.7	Consent of Prospective Director (David F. Cappellucci).††
99.8	Consent of Prospective Director (Ronald Klausner).††
99.9	Consent of Prospective Director (Frederick J. Schwab).††
99.10	Consent of Prospective Director (Richard J. Surratt).††
99.11	Consent of Prospective Director (Neil Weiner).††

*	Filed herewith.

†	Filed with the initial filing of the registration statement on Form S-4 on August 6, 2009.

††	Filed with Amendment No. 1 to the registration statement on Form S-4 on October 9, 2009.

†††	Filed with Amendment No. 2 to the registration statement on Form S-4 on October 30, 2009.

††††	Filed with Amendment No. 3 to the registration statement on Form S-4 on November 10, 2009.